UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2010

RODMAN & RENSHAW CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1251 Avenue of the Americas, New York, New York	10020
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Matters.

           On February 8, 2010, Rodman & Renshaw Capital Group, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 hereto, announcing 1) that it has been notified by the Nasdaq Stock Market that it has regained compliance with NASDAQ Nasdaq Marketplace Rules 5620(a) and 5620(b) and 2) the results of its 2009 Annual Meeting of Stockholders held on February 5, 2010.

          At that meeting, stockholders holding approximately 88% of the eligible votes:

  Re-elected each incumbent director to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified; and

  Ratified the appointment of KPMG LLP as the Company’s independent auditors for the 2009 fiscal year.

The specific votes were as follows:

1.      The election of directors:

	VOTES
NAME	FOR	WITHHELD
Wesley K. Clark	24,289,704	1,223,618
John J. Borer III	25,061,100	452,222
Peter F. Drake	25,097,850	415,472
Marvin I. Haas	25,097,850	415,472
Michael Vasinkevich	25,067,400	445,922
Winston Churchill	25,090,950	422,372
Sam Dryden	25,097,850	415,472
Edward Rubin	25,097,250	416,072
Richard M. Cohen	25,097,250	416,072
Mark L. Friedman	25,097,250	416,072

2.       The ratification of KPMG LLP:

VOTES
FOR	AGAINST	ABSTAIN
31,315,885*	187,354	40,199

*Including 6,030,116 broker non-votes.

Item 9.01.      Financial Statements and Exhibits.

          (d) Exhibits

Exhibit
No.	Description

99.1	Press release dated February 8, 2010.

* * * * *

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated:	February 8, 2010	By:	/s/ David J. Horin
David J. Horin
Chief Financial Officer